As filed with the Securities and Exchange Commission on October 1, 2007.
Registration Nos. 033-46793; 033-82456;
333-07525; 333-86905; 333-103631; 333-103632; 333-120940

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendments to
FORM S-8
REGISTRATION STATEMENTS UNDER THE
SECURITIES ACT OF 1933
CATALINA MARKETING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0499007
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Carillon Parkway, St. Petersburg, Florida	33716
(Address of Principal Executive Offices)	(Zip Code)
CATALINA MARKETING CORPORATION 2004 EMPLOYEE PAYROLL DEDUCTION
STOCK PURCHASE PLAN
CATALINA MARKETING CORPORATION 2002 DIRECTOR STOCK GRANT PLAN
CATALINA MARKETING CORPORATION 1999 STOCK OPTION PLAN
CATALINA MARKETING CORPORATION DEFERRED COMPENSATION PLAN
CATALINA MARKETING CORPORATION 1989 STOCK OPTION PLAN
CATALINA MARKETING CORPORATION 1984 STOCK INCENTIVE PLAN
CERTAIN NON-STATUTORY STOCK OPTION AGREEMENTS
(Full titles of the plans)

Please address a copy of all communications to:
Rick P. Frier Executive Vice President and Chief Financial Officer Catalina Marketing Corporation 200 Carillon Parkway St. Petersburg, FL 33716 (Name and address of agent for service)	Richard Capelouto, Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 251-5000
(727) 579-5000 (Telephone number, including area code, of agent for service)

Explanatory Note: Deregistration of Securities
This Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to each of the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):
1) Registration Statement No. 033-46793, initially filed by the Registrant on Form S-8 on March 27, 1992, registering 1,707,094 shares of common stock, par value $.01 per share (“Common Stock”) of Catalina Marketing Corporation (the “Company”);
2) Registration Statement No. 033-82456, initially filed by the Registrant on Form S-8 on August 5, 1994, registering 1,150,000 shares of Common Stock;
3) Registration Statement No. 333-07525, initially filed by the Registrant on Form S-8 on July 3, 1996, registering 350,000 shares of Common Stock;
4) Registration Statement No. 333-86905, initially filed by the Registrant on Form S-8 on September 10, 1999, registering 1,600,000 shares of Common Stock;
5) Registration Statement No. 333-103631, initially filed by the Registrant on Form S-8 on March 6, 2003, registering 5,100,000 shares of Common Stock;
6) Registration Statement No. 333-103632, initially filed by the Registrant on Form S-8 on March 6, 2003, registering 250,000 shares of Common Stock; and
7) Registration Statement No. 333-120940, initially filed by the Registrant on Form S-8 on December 2, 2004, registering 1,300,000 shares of Common Stock.
On October 1, 2007 (the “Closing Date”), pursuant to an Agreement of Merger, dated as of April 17, 2007, among the Company, Checkout Holding Corp. and Checkout Acquisition Corp. (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger. In connection with the Merger and pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby files this Post-Effective Amendment to the Registration Statements on Form S-8 to remove from registration all of the securities registered but unsold under the Registration Statements as of the Closing Date.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 1st day of October, 2007.

CATALINA MARKETING CORPORATION
By:	/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rick P. Frier Rick P. Frier Executive Vice President and Chief Financial Officer	10/1/07 Date
/s/ Frederick W. Beinecke Frederick W. Beinecke Chairman of the Board of Directors	10/1/07 Date
/s/ L. Dick Buell L. Dick Buell Chief Executive Officer and Director	10/1/07 Date
/s/ Eugene P. Beard Eugene P. Beard Director	10/1/07 Date
/s/ Evelyn V. Follit Evelyn V. Follit Director	10/1/07 Date
/s/ Peter T. Tattle Peter T. Tattle Director	10/1/07 Date
(Signatures continued on next page)

(Signatures continued from prior page)

/s/ Edward S. Dunn, Jr. Edward S. Dunn, Jr. Director	9/26/07 Date
/s/ Robert G. Tobin Robert G. Tobin Director	9/26/07 Date
/s/ Jeffrey W. Ubben Jeffrey W. Ubben Director	9/26/07 Date